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                                                                      Exhibit 11

                        COMPUTATION OF EARNINGS PER SHARE
                     (Millions of dollars, except per share)

                                                                                    Year Ended 30 September
                                                                     -------------------------------------------------------
                                                                           1997                1996                  1995
                                                                     ----------------      -------------          ----------
 Earnings
    Income before cumulative effect of accounting
    changes                                                                   $429               $416                $368
    Cumulative effect of accounting changes                                     --                 --                  --
       Net income                                                     ---------------      -------------          ----------
                                                                              $429               $416                $368
                                                                      ===============      =============          ==========
 Primary shares
    Average common shares outstanding during the year                          110                112                 112
    Common stock equivalents from stock option
    and award plans                                                              2                  2                   2
                                                                      ---------------      -------------          ----------
       Adjusted average common shares outstanding                              112                114                 114
                                                                      ===============      =============          ==========
 Primary earnings per share
    Income before cumulative effect of accounting
    changes                                                                     $3.81              $3.67               $3.23
    Cumulative effect of accounting changes                                     --                 --                   --
                                                                       --------------      -------------          ----------
       Net income                                                               $3.81              $3.67               $3.23
                                                                       ==============      =============          ==========
 Fully diluted shares
    Average common shares outstanding during the year                          110                112                 112
    Shares issuable from stock option and award plans                            2                  2                   2
                                                                      ---------------      -------------          ----------
       Adjusted average common shares outstanding                              112                114                 114
                                                                      ===============      =============          ==========
 Fully diluted earnings per share
    Income before cumulative effect of accounting
    changes                                                                     $3.81              $3.67               $3.23
    Cumulative effect of accounting changes                                      --                 --                 --
       Net income                                                     ---------------      -------------          ----------
                                                                                $3.81              $3.67               $3.23
                                                                      ===============      =============          ===========


   Note: The above calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because the dilution of earnings per share is less than 3%.